DEVELOPMENT AND LICENSE AGREEMENT, dated as of April 15, 1999 (the "Agreement"), between The Translation Group, Ltd., a corporation organized under the laws of the State of Delaware ("TTGL") with an office at 30 Washington Avenue, Haddonfield, New Jersey, 08033, and ESTEAM AB, a corporation organized under the laws of Sweden ("EST") with an office at on 45 61 Kifissia, Athens, Greece.

                                   WITNESSETH

         WHEREAS, EST is a software development company specializing in the development of computer automated language translation systems and tailoring such systems to specific applications;

         WHEREAS, EST has developed, uses and continues to improve a computer automated language translation software system know as the "BTR System";

         WHEREAS, EST has demonstrated its technical ability by delivering a computer automated language translation for patent/trademark applications to CompuMark (a Thompson Company);

         WHEREAS, EST wishes to develop certain computer translation programs ("Applications") hereinafter described and wishes TTGL to assist in the development of and marketing of said Applications, and TTGL is willing to do so, all on the terms hereinafter set forth;

         WHEREAS, EST wishes to exclusively license to TTGL and TTGL wishes to exclusively license from EST for a period of (15) years all rights, title and interest in certain Applications and accompanying Manuals developed using the BTR System and modifications, improvements and adaptations thereto;

         NOW, THEREFORE, EST and TTGL agree as follows:

1.       DEFINITIONS:

     1.1      AFFILIATE.  A company owned or controlled by another company.

     1.2 APPLICATION. An Application is a customized version of the BTR System and its modifications, improvements and adaptations to be used in performing translations of specific text documents in a particular domain. An Application will be defined by the corresponding Application Term Sheet(s).

         1.2A IDENTIFIED APPLICATIONS. TTGL has identified four (4) Applications ("Identified Applications") that EST and TTGL believe can be developed using the BTR System and modifications, improvements and adaptations thereto, will be commercially viable and which EST and TTGL have agreed will be the subject matter of an exclusive license from EST to TTGL. The Identified Applications are set forth in Schedule "1" attached hereto.

         1.2B ADDITIONAL APPLICATIONS. TTGL has the right to identify four (4) Applications in addition to the Identified Applications ("Additional Applications") that it believes can be developed using the BTR System and modifications, improvements and adaptations thereto and will be commercially viable.

         1.2c Identified  Applications and Additional Applications are sometimes
collectively   referred  to  as  "Applications"  which  term  will  include  any modifications, improvements and adaptations thereof.

     1.3 BTR SYSTEM. The BTR System is a computer software system developed by EST, which when applied to appropriate hardware automatically performs language translations without any human intervention. The BTR System is set forth with more particularity in Exhibit "A" attached hereto and incorporated herein.

     1.4 COMPUTER HARDWARE. Computer hardware is a tangible computational unit designed to perform very large numbers of computations in a very short time. Hardware includes, among other things, a central processing unit, displays, keyboards, severs, printer, various memory and data storage units.

     1.5 COMPUTER SOFTWARE. Computer software is a set of written instructions allowing and directing the performance of computations on computer hardware. Software may be "off-the-shelf" such as Oracle database management software, or proprietary, which is created for a specific purpose, but not commercially available.

     1.6 EXCLUSIVE LICENSE. The grant of an exclusive worldwide License by EST to TTGL for the four Identified Applications, the four Additional Applications and accompanying Manuals for a period of fifteen (15) years ("License Term").

     1.7 LANGUAGE RESOURCES. Language resources include those databases or other bodies of data necessary to conduct a Project or develop an Application. They may include dual language dictionaries, glossaries, terminology, and already translated texts in multiple languages.

     1.8 MANUAL. A Manual for each Application containing instructions for the use of that Application which term will include any modifications, improvements and adaptations thereof.

     1.9 OPTION TERM. The Option Term means the period that the Option shall be exercisable and valid.

     1.10 PROJECT. A Project is a development task, which is narrow in scope and of short duration. A Project is intended to test the applicability of the BTR System in a particular topic, or it may be to solve a problem. A Project may evolve into an Application.

         1.10a Applications and Projects are sometimes collectively referred to as "Development Programs" unless specifically referred to.

2.       OPTION.

     2.1 GRANT OF OPTION. For good and valuable consideration EST hereby grants TTGL an Option to extend this Agreement for an additional three years for the purpose of completing the Identified Applications and/or developing four Additional Applications, as the case may be.

     2.2 EXERCISE OF OPTION. The Option must be exercised by giving written notice to EST at any time prior to the expiration of the Option Term. Said written notice shall identify Application(s) that will be completed and/or developed, and to the extent possible, be accompanied by Program Development Term Sheet(s).

     2.2a In the event the Agreement is extended for an additional three-year period, the same terms and conditions set forth in this Agreement shall apply. Provided that TTGL's ******* Minimum monthly guarantee shall be increased to ******* but shall not be effective or operative during any month EST secures funding from the EU in an amount greater than **** of said *******.

     2.3 OPTION TERM. The Option Term shall be for a period of three (3) years and shall commence upon the execution of this Agreement and shall remain valid for three (3) years thereafter.

     3. SCOPE OF WORK. EST shall provide development services in accordance with the terms and conditions of this Agreement and in accordance with the Application Term Sheet(s) and Project Term Sheet(s) which are or will be attached to and made part of this Agreement.

     3.1 APPLICATIONS. Applications will be described in Application Term Sheets outlining the Development Program, including but not limited to, the system specifications which are the targets of the development, and milestones defined both by time and achievement and projected development costs. The first Application Term Sheet is the initial Application Term Sheet for the Identified Application of Financial Information and is attached as Exhibit "B".

     3.2 PROJECT. Projects will be described in Project Term Sheets setting forth a statement of the problem to be solved or a question to be answered relating to the capability of the BTR System to solve certain translation problems, including but not limited to, the specifications of the problem to be addressed, and milestones defined both by time and achievement and projected development costs. The first Project Term Sheet is the initial Project Term Sheet for the Identified Application of Financial Information and is attached as Exhibit "C".

4.       LICENSE.

     4.1 APPLICATIONS AND MANUALS. EST will use its best efforts to develop Applications and Manuals that meet the specifications set forth in the Program Development Term Sheet. EST will deliver each Application and the Manual therefor to TTGL not later than the delivery date specified in relevant Program Development Term Sheet.

         4.1a Each Application will operate on computer agreed upon by TTGL and EST in the relevant Program Development Term Sheets ("Computers").

     4.2 GRANT OF EXCLUSIVE LICENSE. For good and valuable consideration EST hereby grants TTGL the exclusive, irrevocable, worldwide license to financially exploit the four (4) Identified Applications, the four (4) Additional Applications and accompanying Manuals during the License Term and subject to the terms and provisions of this Agreement. The Exclusive License granted to TTGL under this Section 4.2 is subject to the following exceptions: 1) EST may use any of the eight (8) Applications but may not sell, license, rent, market, distribute or otherwise exploit any Application during the relevant License Term.

     4.3 DURATION OF LICENSE. TTGL's License to the Application(s) and Manual(s) shall commence upon the execution of this Agreement and shall extend until the fifteenth (15th) anniversary from the date of TTGL's acceptance of each Application successfully developed by EST. The periods of fifteen (15) years under this Section 4.3 will survive the termination of this Agreement ("License Term(s)"). Provided that, TTGL's right to financially exploit a particular Application under said License shall only become valid upon finalized funded development for said Application. Upon the expiration of each fifteen (15) year period the relevant License shall be converted to a Royalty-Free Non-Exclusive License.

     4.4 ACCEPTANCE AND REJECTION. Upon receipt of each Application and Manual, whether initially or on resubmission, TTGL will test the Application and examine the Manual and will accept the same if they are satisfactory. TTGL will not unreasonably withhold or delay its acceptance. If TTGL finds either the Application or Manual or both unsatisfactory, TTGL will return the same to EST with an explanation of the changes it desires. EST will use its best efforts to make the changes requested by TTGL, and, upon completion of the changes, EST will resubmit the Application, the Manual or both, as the case may be, to TTGL for acceptance. If, within ninety (90) days after the application is delivered, TTGL fails to notify EST of any changes that it wishes in the Application or Manual, TTGL will be deemed to have accepted the Application or Manual. If TTGL accepts the modified version, then all the provisions of this Agreement will apply to that Application and to the Manual therefor as if TTGL had initially accepted them.

     4.5 Upon delivery to and acceptance by TTGL of an Application and Manual or a modification to either, EST will furnish TTGL, without charge, (i) two master disks from which copies of the Application may be produced for use on the Computers, (ii) the object codes for the Application, and (iii) the mechanicals or master copies of the Manual from which printed copies can be made.

     4.6 Notwithstanding acceptance of an Application and Manual by TTGL, EST will correct any errors or defects in the Application for one year following the acceptance of the final Application or the duration of this Agreement and any extensions hereto, whichever is earlier.

     4.7 For purposes of marketing each Application and Manual which TTGL accepts under this Agreement, TTGL will, at its expense, produce copies of the Application from the master disks and cause copies of the Manual to be printed. TTGL may add to the Applications devices to guard against unauthorized copying, but TTGL does not warrant that any such device will prevent such copying.

     4.8 During the License Term, EST will not produce, except for that Application, any computer program dealing with the topic or subject matter of that Application.

4.9      Royalty;

         (i) During the License Term TTGL will pay EST a royalty of ** of TTGL's "Net Sales" (as hereinafter defined) from any sale, rental or other exploitation by TTGL of any Application or Manual. For purposes of this Agreement, the term "Net Sales" means all monies received by TTGL from the sale, rental or exploitation of the Applications and Manuals less credits or refunds for items returned and excluding, commissions, discounts, allowances, duties and freight charges, sales and use taxes, tariffs, duties and other governmental charges applicable to the sale, and normal and customary handling charges. TTGL's obligation to pay EST said ** royalty shall be binding upon TTGL and its successors, heirs, executors, administrators and legal representatives and inure to the benefit of EST's successors and assigns.

         (ii) TTGL will pay the Royalties to EST semiannually within (60) sixty days following each six month period in a Royalty Year. For purposes of this Agreement, a Royalty Year will commence at the time any commercial Application first generates revenue.

         (iii) TTGL will maintain complete and accurate records of all Net Sales of the Applications and Manuals. EST may examine, at its own expense, any copy of such records on reasonable notice. Provided, however, EST's right to conduct an audit of any copy of such records shall be limited to once a year.

         (iv) TTGL may credit against amounts which it owes EST under this Section any overpayments that TTGL has made to EST.

         (v) TTGL's obligation to pay royalties under this Agreement with respect to the exploitation of any Application in any jurisdiction will cease for such Application upon a determination by a court of competent jurisdiction, after all appeals, if any, and after the time for any appeal had expired, that the Applications is not entitled to copyright in that jurisdiction or that the copyright to the Application in that jurisdiction is otherwise invalid. The provisions of this Section are without prejudice to any claim TTGL may have for breach of warranty under this Agreement.

5. REPRESENTATIONS OF EST. EST represents and warrants to TTGL:

     5.1 EST will use its best efforts to complete Development Programs on time and within budget.

     5.2 EST has on its premises and available for its use all of the computer hardware and computer software necessary to conduct all contemplated Development Programs in an efficient manner, or will promptly notify TTGL of the need for such computer hardware and computer software.

     5.3 EST has on its premises and available for its use all of the language resources necessary to conduct all contemplated Development Programs in an efficient manner, or will promptly notify TTGL of the need for such language resources.

     5.4 At all times during the term of this Agreement, EST will assure priority scheduling for TTGL work ahead of any other work which EST may perform for others.

     5.5 Additional Warranties and Representations. EST represents and warrants to TTGL:

         (i) Except to the extent set forth in Section 5.5(ii), EST has all of the rights in and to the BTR System;

         (ii) EST has granted a limited license ("Limited License") to CompuMark/Thompson to use and distribute the BTR System within the Patent/Trademark sector of the Intellectual Property Right market (A copy of said Limited License is attached hereto Exhibit "D");

         (iii) this Agreement, copy of which has been provided to CompuMark/Thompson, does not give rise to any claims by CompuMark/Thompson against EST for any violation or breach of any obligation that EST may have to CompuMark/Thompson and does not give rise to any claims by CompuMark/Thompson against TTGL (A copy of a letter from an Authorized Representative of CompuMark/Thompson reflecting the accuracy of the substance of this Section 5.5(iii) is attached hereto as Exhibit "E");

         (iv) to the best of its knowledge, EST warrants to TTGL (i) that each Application and Manual will not violate or infringe any patent, copyright, trademark, service mark, right of privacy or other right, will not contain any libelous or defamatory material or any material which EST is not duly authorized to use, and will not misuse or misappropriate any trade secret or confidential information, (ii) that any approvals or permissions required in connection with the production, manufacture, use or exploitation of each Application and Manual have been obtained or will have been obtained prior to the initial submission to TTGL and will be and will remain in effect during the License Term with respect to the applicable Application and Manual (but this warranty does not apply to any permission required with respect to a computer operating system or programming utility, which permission TTGL is required to obtain), (iii) that EST has the right, power and authority to grant to TTGL the rights it has granted under this Agreement, (iv) that the Applications and Manuals will all be original and none will be in the public domain, (v) that each of the Applications and Manuals will be entitled to copyright and to the protections afforded such materials by copyright law and
(vi) that each Application will operate properly on the Computer for which it is designed, will be free from defects, will not cause damage to the Computers for which it is designed or to any data stored in those Computers, and will conform to the description thereof and will operate in accordance with the instructions and specifications therefor contained in the Manual;

         (v) EST will use its best efforts to insure the Identified Applications and the Additional Applications will conform to the description thereof and will operate in accordance with the Program Development Term Sheets;

         (vi) there is no litigation or claim pending or threatened with respect to the BTR System;

         (vii) the execution, delivery and performance of this Agreement has been duly authorized by EST's board of directors. EST has all requisite capacity, power and authority to execute and deliver this Agreement and each other agreement, document instrument or certificate contemplated by this Agreement or to be executed in connection with the consummation of the transactions contemplated by this Agreement, and to perform fully its obligations hereunder and thereunder. This Agreement has been duly and validly authorized, executed and delivered by EST and this Agreement constitutes legal, valid and binding obligations of EST, enforceable against EST regardless of whether enforcement is sought in a proceeding at law or in equity.

         (viii) TTGL alone will have the Exclusive License throughout the world to the Identified Applications and Additional Applications and the sole right to apply for patents, copyrights, trademarks, service marks and other rights with respect to the Identified Applications, Additional Applications and Manuals during the License Term.

         (ix) The representations and warranties of EST will survive this Agreement. EST will indemnify TTGL against any liability and will hold TTGL harmless from and pay any loss, damage, cost and expense (including, without limitation, legal fees, court costs and the cost of appellate proceedings) which TTGL incurs arising out of a breach of any of said representations and warranties or any claim against TTGL alleging facts which, if true, would result in a breach of any said representations and warranties.

         (x) The representations and warranties, obligations under this Agreement and any obligations of indemnity of EST shall be assignable, and shall be binding upon EST and its successors, heirs, executors, administrators and legal representatives and inure to the benefit of TTGL's successors and assigns.

         (xi) EST shall not use the BTR System for translation projects competitive with any Application as defined herein, currently, or which from time to time may be, produced, distributed or marketed by TTGL or any affiliated entity without prior written approval from TTGL.

6. REPRESENTATIONS OF TTGL. TTGL represents and warrants to EST:

     6.1 TTGL will use its best efforts to identify and define four (4) Additional Applications for EST to develop.

     6.2 TTGL will use its best efforts to commercialize such Applications which EST successfully develops.

     6.3 TTGL recognizes that EST's obligation to afford priority to TTGL's Development Programs over work for others may result in EST experiencing financial hardships in meeting its basic operating expenses of approximately ********** per month ("Operating Expenses"). Accordingly, TTGL guarantees that it will pay EST a minimum of ******* per month on or before the 15th day of each month during the term of this Agreement for EST's Operating Expenses ("******* Minimum"). Provided further that, notwithstanding anything herein to the contrary, TTGL's monthly obligation to pay EST said ******* Minimum shall terminate upon the second anniversary of this Agreement or if EST secures funding from the EU in an amount greater than **** of said ******* Minimum, whichever is later.

     6.4 During the Term of this Agreement TTGL will provide development funding in addition to the ******* Minimum for any Development Program that TTGL may request EST to develop. Such development funding may include language resources, computer hardware and computer software and any other development costs that TTGL and EST may jointly deem necessary for a Development Program.

     6.5 During the Term of this Agreement TTGL will provide funding for additional Operating Expenses incurred by EST above the ******* minimum if EST reasonably demonstrates that its actual Operating Expenses exceed ******* per month as a direct result of any Development Program for TTGL, i.e., EST works on two Development programs simultaneously.

     6.6 Additional Warranties and Representations. TTGL represents and warrants to EST:

         (i) the execution, delivery and performance of this Agreement has been duly authorized by TTGL's board of directors. TTGL has all requisite capacity, power and authority to execute and deliver this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed in connection with the consummation of the transactions contemplated by this Agreement, and to perform fully its obligations hereunder and thereunder. This Agreement has been duly and validly authorized, executed and delivered by TTGL and this Agreement constitutes legal, valid and binding obligations of TTGL, enforceable against TTGL regardless of whether enforcement is sought in a proceeding at law or in equity.

         (ii) TTGL will indemnify EST against any liability and will hold EST harmless from and pay any loss, damage, cost and expense (including, without limitation, legal fees, court costs and the cost of appellate proceedings) which EST incurs arising out of a breach of any of said representations and warranties or any claim against EST alleging facts which, if true, would result in a breach of any said representations and warranties.

     6.7 TTGL and EST agree that EST shall have the right to use or otherwise employ the BTR System in accordance with this Agreement for the following uses and purposes;

         (i) EST shall have the exclusive right to employ the BTR System to either perform research and development projects for the EU Authorities or to enter into contracts with the EU Authorities.

         (ii) EST shall have the exclusive right to employ the BTR System to perform projects for the CompuMark/Thompson.

7.       TERM AND TERMINATION.

     7.1 The Term of this Agreement shall be three (3) years commencing on the date of execution of this Agreement. Provided that the Term of this Agreement is subject to TTGL's Option as well as the Termination provisions contained herein.

     7.2 EST may terminate this Agreement upon 30 days written notice that TTGL has failed to remit to EST the ******* Minimum in accordance with section 6.3 of this Agreement. Provided that said notice of termination shall be without effect in the event TTGL cures such failure to remit said ******* Minimum within 30 days from TTGL's receipt of said written notice.

     7.3 Either party may terminate this Agreement upon 90 days written notice after the first anniversary from the date of execution of this Agreement. Provided further that, any notice given by EST under this Section will only be effective upon the completion of any Development Programs currently in progress and will not act to terminate the License Term.

7.4      Sections 4, 8 and 9 will survive such termination.

8.       COPYRIGHT.

     8.1 Subject to the rights granted to TTGL under this Agreement, EST will own all copyright and all other proprietary rights in and to each Application and Manual. EST will have the sole and exclusive right to register in its name in the United States and elsewhere the copyrights applicable to each Application and Manual. Without prejudice to EST's rights under Section 5(a), TTGL may, at its expense, arrange to register in EST's name United States and, to the extent TTGL deems advisable, foreign copyrights and renewals thereof for the
Application and Manual. EST will execute such documents and take such other action as may be required to effect any such registration.

     8.2 If, during the term of this Agreement, either party believes that any copyright or other proprietary right in any Application or Manual is being infringed or injured, such party will give written notice thereof to the other. If, after consultation, the parties proceed jointly, then the cost and recovery arising out of such prosecution shall be shared equally. If no agreement is reached for joint action, TTGL may proceed as it sees fit, bearing all costs incidental thereto and retaining all the benefits arising therefrom. If EST does not proceed jointly with Licenses, EST will cooperate with TTGL and permit TTGL to proceed in EST's name, at TTGL's own cost and for TTGL's benefits; and TTGL will hold EST harmless from and pay all costs connected with said proceeding. EST will not proceed on its own unless TTGL advises EST in writing that TTGL has decided not to take any action in the matter. In such case, EST may proceed as it sees fit, bearing all costs incidental thereto and retaining all the benefits arising therefrom.

9.       CONFIDENTIALITY.

     9.1 TTGL hereto acknowledges and agrees that all information (the "Confidential Information") concerning the BTR System and modifications, improvements and adaptations thereto not resulting from Development Projects for TTGL, is highly confidential and that EST will suffer irreparable damage if the Confidential Information is disclosed to third parties. TTGL will protect the Confidential Information with equal caution as if it were its own.

     9.2 EST hereto acknowledges and agrees that all information (the "Confidential Information") concerning modifications, improvements and adaptations to the BTR System resulting from Development Projects for TTGL, Development Programs, Applications, Manuals, Project Term Sheets and Application Term Sheets is highly confidential and that TTGL will suffer irreparable damage if the Confidential Information is disclosed to third parties. EST will protect the Confidential Information with equal caution as if it were its own.

     9.3 The parties shall not use the Confidential Information for any purpose, other than for the purposes contemplated under the Agreements identified herein, and, unless specifically authorized to do so under the Agreements identified herein, neither party shall disclose, provide, or make available any of the Confidential Information in any form to any person, except to employees, consultants, marketing and sales agents, or other persons whose access is necessary to enable the party to fulfill its obligations under the Agreements identified herein.

     9.4 Notwithstanding anything herein to the contrary, a party shall not be deemed to have breached this Section if the said party can prove that the Confidential Information at issue is information which, (i) is in the public domain or becomes publicly available through no act or failure to act of said party, (ii) was or is rightfully acquired by said party, or (iii) becomes independently available to said party without breach of any Agreements identified herein by said party and otherwise not in violation of the non-breaching party's rights under any other Agreement.

     10. NON-SOLICITATION & NON-COMPETITION. During the License Term, EST shall not, except with the prior written approval of TTGL in each instance, directly or indirectly, (i) hire, solicit, or encourage to leave the employ of TTGL or any affiliate entity, any person employed by TTGL or any affiliated entity; (ii) participate in the solicitation of any business of any type presently conducted or which may from time to time be conducted by TTGL or any affiliated entity from any person or entity which was, or which from time to time may be, a customer of TTGL or any affiliated entity; (iii) be engaged or interested, directly or indirectly, as an officer, director, stockholders (excepting less than one (1%) percent interest in a publicly traded company), employee, partner, individual proprietor, investor or consultant, or in any other manner or capacity whatsoever, in any business that involves the production, distribution or marketing of products or services competitive with any Application as defined in the L & D Agreement, currently, or which from time to time may be, produced, distributed or marketed by TTGL or any affiliated entity, in any place in which TTGL or any affiliated entity conducts such a business. If any provision of Section would be held to be unenforceable because of the scope, duration or area of its applicability, the court making such determination shall have the power to, and shall, modify such scope, duration or area, or all of them, to the minimum extent necessary to make such modified form.

     11. ENFORCEMENT OF CONFIDENTIALITY, NON-SOLICITATION AND NON-COMPETITION AGREEMENTS. EST hereby acknowledges that the TTGL will not have an adequate remedy at law in the event of any breach by her of any provision of Section 9 or 10 of this Agreement and that TTGL will suffer irreparable damage and injury as a result of any such breach. Accordingly, in the event of EST's breach or threatened breach of any provision of Section 9 or 10 of this Agreement, EST hereby consents to the granting of a temporary restraining order, preliminary injunction and/or permanent injunction against it or any court of competent jurisdiction prohibiting EST from committing or continuing any such breach or threatened breach.

12.      MISCELLANEOUS.

     12.1 NOTICES. All notices which are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed duly given when delivered to the respective offices of TTGL and EST at the addresses specified in this Agreement, unless notified otherwise of an address change in writing at least thirty (30) days in advance.

     12.2 HEADINGS. Headings of this Agreement are for convenience only and shall not affect the interpretation of the terms of this Agreement.

     12.3 WAIVER. If either party should waive any breach of any provision of this Agreement, it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision hereof.

     12.4 SEVERABILITY. It is the intent of the parties that in case any one or more of the provisions contained in this Agreement shall be held to be invalid or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

     12.5 This Agreement shall be binding upon and inure to the benefit of EST and its successors and assigns, including without limitation, any corporation which may acquire all or substantially all of EST's assets and business or with or into which EST may be consolidated or merged.

     12.6 This Agreement shall be binding upon and inure to the benefit of TTGL and its successors and assigns, including without limitation, any corporation which may acquire all or substantially all of TTGL's assets and business or with or into which TTGL may be consolidated or merged.

     12.7 GOVERNING LAW. This agreement will be governed by the laws of the State of New Jersey, U.S.A.

IN WITNESS WHEREOF, by their signature below, the parties hereto hereby agree to the foregoing terms and conditions.


"EST"                                                "TTGL"

By:_____________________                             By:_____________________
Name:___________________                             Name:___________________
Title:__________________                             Title:__________________

                                   SCHEDULE I
--------------------------------------------------------------------------------

A. FINANCIAL INFORMATION: Target Applications for automated translation in the financial arena may include, but are not limited to:


-    company annual reports                  -    financial statements.
-    quarterly reports                       -    company research reports
-    news releases                           -    credit reports
-    proxies                                 -    business section of newspapers
-    initial public offerings/secondary      -    tv/cable financial news
-    accounting standards                    -    financial public relations

--------------------------------------------------------------------------------

B. MEDICAL/PHARMACEUTICAL: Target Applications for automated translation in the medical arena may include, but are not limited to:


-    medical device product labels
-    drug "product inserts"
-    technical paper abstracts
-    Material Safety Data Sheet (MSDS) for pharmaceutical raw materials
-    government regulations/rulings/news
-    precis of medical trade press/journals/news
-    financial application products

--------------------------------------------------------------------------------

C.  ENVIRONMENTAL:   Target  Applications  for  automated   translation  in  the
environmental arena may include, but are not limited to:


-    Material Safety Data Sheets (MSDS) and their international equivalents
- International government regulations and news concerning air, water, biological and solid pollutants, inclining levels, disposal, transportation, remediation, etc.
- Certificates of Analysis or analogies documents reflecting instrumental analyses of compounds or molecules
-    Bills of Lading for shipments
-    Standard  Operation   Procedures  for  manufacturers,   processing  and
     handling   chemicals  and  other  compounds  covered  by  environmental regulations

--------------------------------------------------------------------------------

D. SOFTWARE GENERAL,  SOFTWARE SPECIAL USE, SOFTWARE ERP AND TELECOMMUNICATIONS:
Target Applications for automated translation in the information technology arena may include, but are not limited to:

-    General Information Technology Application
-    Translation of general software, e.g. operating systems
-    Specified software, e.g. CAD/CAM software
-    Enterprise Reservice Planning ("ERP") software, e.g.
     manufacturing, accounting, supply chain management
- Telecommunications hardware and software including technical/operating manuals and applicable software
- All above applications include translation of software itself, software manuals, software "help," and software documentation

--------------------------------------------------------------------------------

                                    EXHIBIT A
                                    ---------

                            Description of BTR System

                                    EXHIBIT B
                                    ---------

INITIAL APPLICATION TERM SHEET FOR THE IDENTIFIED APPLICATION OF FINANCIAL INFORMATION


                  Application #1
                  Topic:                        Financial Statement Translations
                  Code Name:

                  Target Specifications: System will automatically translate the following with no human interaction:
                          Income Statement (P&L)
                          Balance Sheet
                          Cash Flow
                          Notes to Financial Statements
                          Bi-directional in the following languages:
                          English, French, German, Spanish, Portuguese, Italian.

                  Translation tune:
                           Choice of hardware platform,  software,  language and
                  compiling protocols will allow translation of each statement in less than one minute and notes in less than 5 minutes.

                  System design will allow for human post editing/correction.

                                    EXHIBIT C
                                    ---------

Initial  Project  Term  Sheet  for  the  Identified   Application  of  Financial
Information


                                   PROJECT #1

         Topic:            International    Accounting    standards    Committee
                           Published Accounting Standards

                  Tasks: Input 250,000 words in English which have already been translated (and aligned) in German and Spanish.

                                    Compare new 60,000 standards to above to determine word count leverage.

                                    Compare "publication" reference to existing standards to determine word count leverage.



                                   PROJECT #2

         Topic:            Microsoft manuals

                  Tasks: TTGL will provide 2 million to 5 million words each of English with aligned Dutch translations of Microsoft manuals and similar documents.

                                    1.  Determine  translation  leverage  on new
                                    Microsoft texts.

                                    EXHIBIT D
                                    ---------

                  A copy of CompuMark/Thompson Limited License.

                                    EXHIBIT E
                                    ---------


A copy of a  letter  from an  Authorized  Representative  of  CompuMark/Thompson reflecting the accuracy of the substance Section 5.6(iii)

     AGREEMENT ("Agreement"), dated as of __________, 1999, between The Translation Group, Ltd., a corporation organized under the laws of the State of Delaware with an office at 30 Washington Avenue, Haddonfield, New Jersey, 08033, (the "Company"), and Gurdun Magnusdottir.

         NOW, the Company and Gudrun agree as follows:

     1. Gudrun will be eligible for stock options to purchase shares 100,000 of The Translation Group, Ltd. common stock at $[market price on day of closing] per share. These options will be subject to the provisions of The Translation Group, Ltd. 1995 Stock Option Plan and the specific terms of the Individual Grant; and will vest in Gudrun as follows:

         i. The first third (1/3) shall vest upon the achievement of $5,000,000 in gross revenues received by the Company in any one (1) Royalty Year as defined herein arising from the commercialization of Application(s) pursuant to the Licensing and Development Agreement by and among the Company and EST dated __________, __, 1999 ("L & D Agreement").

         ii. The second third (1/3) shall vest upon the achievement of $10,000,000 in gross revenues received by the Company in any one (1) Royalty Year as defined herein arising from the commercialization of Application(s) pursuant to the L & D Agreement.

         iii. The final third (1/3) shall vest upon the achievement of $15,000,000 in gross revenues received by the Company in any one (1) Royalty Year as defined herein arising from the commercialization of Application(s) pursuant to the L & D Agreement.

         iv. For purposes of this Agreement, Royalty Year shall commence on the first day any Application generates revenue and end one day prior to the first anniversary of said date. By way of example, if the Financial Information Application in the L & D Agreement generated revenues on October 16, 1999, the Royalty Year would be October 16, 1999 through October 15, 2000. In addition, the Royalty Year would remain the same throughout the term of this Agreement as well as during the term of the Individual Grant of stock options.

     2. All compensation payable to Gudrun under this Agreement is stated in a gross amount and will be subject to all applicable withholding taxes, or other normal deductions, and any other amounts required by law to be withheld.

     3.   MISCELLANEOUS.

         (a) This Agreement sets forth the entire understanding between the parties as to the subject matter hereof and superseded all prior agreements, arrangements and understandings, written or oral, between them as to such subject matter. There have been no promises, statements, representations or other inducements to this Agreement other than as set forth herein.

         (b) This Agreement may not be amended, nor may any provision be modified or waived, except by an instrument duly executed by both parties.

         (c) Either party's failure at any time to require performance of any of the terms, provisions or conditions hereof shall not affect such party's right thereafter to enforce this Agreement or be deemed a waiver of any succeeding breach.

         (d) Paragraph headings contained in this Agreement have been inserted for convenience or reference only, are not to be considered a part of this Agreement and shall not affect the interpretation of any provision hereof.

         (e) This Agreement shall be governed and construed in accordance with the laws of the State of New Jersey applicable to contracts made and to be wholly performed within said State.

         (f) This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, including without limitation, any corporation which may acquire all or substantially all of the Company's assets and business or with or into which the Company may be consolidated or merged.

         (g) If any provision of this Agreement or the application of any provision to this Agreement is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall not be affected except to the extent necessary to delete such illegal, invalid or unenforceable provision, unless such declaration shall substantially impair the benefit of the remaining portions of this Agreement.

         IN WITNESS WHEREOF, this Agreement has been executed by the Company and Gudrun as of the date first written above.



                                        THE TRANSLATION GROUP, LTD.

                                        BY:________________________________
                                        Name:
                                        Title:


                                        BY:________________________________
                                        Name:
                                        Title: